KEYSPAN CORPORATION AND ITS SUBSIDIARIES
                     INTERIM INCOME TAX ALLOCATION AGREEMENT

          THIS AGREEMENT, made as of the 2nd day of November, 2000, by and between KeySpan Corporation ("KSE") and its subsidiaries (hereinafter referred to individually as the "Company" and collectively as "the Companies" and set forth in Exhibit 1), is effective for the Consolidated Tax reflected on the Consolidated Tax Return for calendar year ended December 31, 2000 and subsequent years.

In the event that the acquisition of Eastern Enterprises ("EE") by KSE, by merger of EE into a wholly-owned subsidiary of KSE, with Eastern surviving the merger, is approved by all required governmental authorities -which is fully anticipated, the shareholders of Eastern Enterprises having on April 26, 2000 approved of said merger - EE will become a wholly-owned subsidiary of KSE. EE and each of its subsidiaries will likewise participate in this Agreement beginning with the first calendar year-end Consolidated Tax Return for which it is able. EE and each of its subsidiaries (see Exhibit 2) shall also be referred to as a "Company" in accordance with the preceding paragraph.

          Similarly, in the event that the acquisition of EnergyNorth, Inc. ("ENI") by EE, by merger of ENI into a wholly-owned subsidiary of EE, with ENI surviving the merger, is approved by all required governmental authorities - which is fully anticipated, the shareholders of ENI having on April 27, 2000 approved of said merger - ENI will become a wholly-owned subsidiary of EE. ENI and each of its subsidiaries will likewise participate in this Agreement beginning with the first calendar year-end Consolidated Tax Return for which it is able. ENI and each of its subsidiaries shall also be referred to as a "Company" in accordance with the initial paragraph.

                                   WITNESSETH:

          WHEREAS, the Companies file a consolidated Federal income tax return and the consolidated Federal income tax liability has been allocated among the Companies included in the consolidated return in accordance with the provisions of subparagraph (a)(1) of Section 1552 of the Internal Revenue Code of 1986 and other applicable requirements of Rule 45(c) under the Public Utility Holding Company Act of 1935.

          WHEREAS, Rule 45(c) sets forth the method by which Companies filing a consolidated Federal income tax return (hereinafter referred to as the "consolidated tax return") may use to allocate the consolidated federal income tax liability among the members of the group; however, in order to utilize such method, a written agreement must be executed by the Company setting forth the allocation method for each taxable year.

     WHEREAS, the Companies desire to allocate their Federal income tax liability in accordance with the following procedures; NOW THEREFORE, the Companies do agree as follows:

                                    ARTICLE I

                                   Definitions

          1.1 "Consolidated Tax" is the aggregate tax liability for a tax year, being the tax shown on the consolidated return and any adjustments thereto thereafter determined. The consolidated tax will be the refund if the consolidated return shows a negative tax.

          1.2 "Corporate Tax Credit" is a negative separate return tax of a Company for a tax year, equal to the amount by which the consolidated tax is reduced by including a net corporate taxable loss or other net tax benefit of such Company in the consolidated tax return.

          1.3 "Corporate Taxable Income" is the income or loss of a Company for a tax year, computed as though such Company had filed a separate return on the same basis as used in the consolidated return, except that dividend income from the Companies shall be disregarded, and other intercompany transactions eliminated in the consolidated return shall be given appropriate effect. It shall further be adjusted to allow for applicable rights accrued to a Company for the recognition of negative corporate taxable income consistent with the provisions of Article II herein, but carryovers and carrybacks shall not be taken into account as loss Companies are to receive current payment of their Corporate Tax Credits. If a Company is a member of the registered system's consolidated tax group for only part of a tax year, that period will be deemed to be its tax year for all purposes for that year under this Agreement.

          1.4 "Separate Return Tax" is the tax on the Corporate Taxable Income of a Company computed as though such Company was not a member of a consolidated group.

                                   ARTICLE II

                            Tax Allocation Procedures

          2.1 The Consolidated Tax shall be apportioned among the Companies in proportion to the Corporate Taxable Income of each member of the affiliated group. Each Company which incurs a tax loss for the year shall be included in the allocation of Consolidated Tax and shall receive a Corporate Tax Credit, the amount of which shall be currently paid to the Company by KSE increased by any amounts previously assessed by KSE and remitted by the Company to KSE for estimated tax payment purposes attributable to the subject taxable year. Companies with a positive allocation of the Consolidated Tax shall currently pay the amount so allocated, decreased by any amounts previously assessed by KSE and remitted by the Company to KSE for estimated tax payment purposes attributable to the subject taxable year.

          Special Rule Regarding KSE: In making the tax allocations provided for in this Agreement, notwithstanding any of the foregoing, no corporate tax benefits shall be allocated to KSE. Although the separate corporate taxable income or taxable loss of KSE and any tax credits attributable to KSE will be included in the consolidated return, only the tax savings attributable to such items shall be allocated to the other Companies as if KSE was not a member of the Companies in the consolidated return group. In making this allocation, the tax savings of KSE shall be allocated only to the other member Companies in the consolidated return group having taxable income. KSE will remit, from its separate resources, funds for the payment of tax liabilities owed by KSE.

          2.2 KSE shall pay to the Internal Revenue Service the group's Consolidated Tax liability from the net of the receipts and payments.

          2.3 No Company shall be allocated any income tax greater than the Separate Return Tax of such Company.

          2.4 To the extent that the Consolidated and Corporate Taxable Incomes include material items taxed at rates other than the statutory rate (such as capital gains and preference items), the portion of the Consolidated Tax attributable to these items shall be apportioned directly to the members of the group giving rise to such items.

          2.5 Should the Companies generate a net consolidated tax loss for a tax year that is too large to be used in full for that year, with result that there are uncompensated Corporate Tax Credit benefits for that year, the carryover of uncompensated benefits related to the carryforward of tax losses applied to reduce Consolidated Taxable Income in future tax years shall be apportioned in accordance with the respective Companies' contributions to such loss. The tax benefits of any resultant carryback shall be allocated proportionally to the Companies that generated corporate tax losses in the year the consolidated net operating tax loss was generated. Any related loss of credits, including investment tax credit reversals, shall be allocated to the member Company that utilized the credits in the prior year in the same proportion that the credit lost is to the total credit utilized in the prior year. Investment tax credit reversals allocated to a member Company will be added to that Company's available corporate investment tax credit for future allocations. A prior year consolidated net operating tax loss carryforward applied to reduce current year Consolidated Taxable Income shall be allocated proportionally to member Companies that generated a corporate tax loss in the year the consolidated net operating loss was generated.

          2.6 Adjustments to or revisions of the Consolidated Tax as a result of subsequent events such as amended returns, revenue agents' reports, litigation or negotiated settlements shall be allocated in accordance with the principles established in this Agreement.

                                  ARTICLE III

                                    Amendment

          This Agreement is subject to revision as a result of changes in income tax law and changes in relevant facts and circumstances.

          IN WITNESS WHEREOF, this Agreement has been executed by an officer of each company as of the day and year first above written by the Companies.

                           /s/ Chief Financial Officer of Subsidiary Corporation


                                By:
                                   -------------------------------------------


DATE:
     ----------------------

                                                                       EXHIBIT 1

          The following members of the KeySpan Corporation affiliated group of corporations as described in Section 1504 of the Internal Revenue Code hereby authorize their common parent corporation, KeySpan Corporation to make and file a consolidated federal income tax return on behalf of the group:

                                                              Federal Employer
                                                               Identification
Name and Address                                               Number_______
--------------------------------------------------------------------------------

KeySpan Corporation............................................    11-3431358
KeySpan Energy Corporation.....................................    11-3344628
ACJ Acquisition LLC............................................    22-3690362
Active Conditioning Corp.......................................    22-2244314
The Brooklyn Union Gas Company.................................    11-0584613
Delta KeySpan Inc..............................................    05-0507067
Fourth Avenue Enterprise Piping Corp...........................    11-2621932
Fritze-KeySpan LLC.............................................    11-3458309
GEI Development Corp...........................................    11-3299216
GEI Timna Inc..................................................    11-3363773
KeySpan Communications Corp....................................    11-3495181
KeySpan Corporate Services LLC.................................    11-3435692
KeySpan Cross Bay, LLC.........................................    11-3496748
KeySpan Electric Services LLC..................................    11-3442501
KeySpan Energy Development Corporation.........................    11-3398582
KeySpan Energy Management Inc..................................    11-2561421
KeySpan Energy Services Inc....................................    06-1451163
KeySpan Energy Solutions, LLC..................................    11-3479391
KeySpan Energy Supply LLC......................................    06-1516734
KeySpan Energy Trading Services LLC............................    11-3442499
KeySpan Engineering Associates, Inc............................    11-3408916
KeySpan Exploration and Production LLC.........................    11-3479393
KeySpan Gas East Corporation...................................    11-3434848
KeySpan Generation LLC.........................................    11-3435693
KeySpan International Corporation..............................    11-3361789
KeySpan MHK, Inc...............................................    11-3537531
KeySpan Midstream LLC..........................................    11-3479379
KeySpan Northeast Ventures, Inc................................    11-3091188
KeySpan Operating Services, LLC................................    11-3551501
KeySpan Plumbing Solutions, Inc................................    13-5628370
KeySpan Ravenswood, Inc........................................    11-3484082
KeySpan Services, Inc..........................................    11-3522565
KeySpan Technologies, Inc......................................    11-3505477
KeySpan Utility Services LLC...................................    11-3442497
KeySpan-Ravenswood Services Corp...............................    11-3489200
Northeast Transmission Co., Inc................................    11-2866124
Paulus, Sokolowski and Sarter Inc..............................    22-1838372
R. D. Mortman LLC..............................................    11-3479383
Roy-Kay Inc....................................................    22-1961470
Roy-Kay Electrical Inc.........................................    13-4003192
Roy-Kay Mechanical Inc.........................................    22-3134482
THEC Holdings Corp.............................................    76-0489610
WDF, Inc.......................................................    13-0474060

                                                                       EXHIBIT 2

          The following corporations will be members of the KeySpan Corporation affiliated group of corporations as described in Section 1504 of the Internal Revenue Code upon the completion of the Eastern Enterprises and EnergyNorth, Inc. acquisitions described supra and will authorize their common parent corporation, KeySpan Corporation to make and file a consolidated federal income tax return on behalf of the group once the transactions are completed:


                                                              Federal Employer
                                                               Identification
Name and Address                                               Number_______
--------------------------------------------------------------------------------

Eastern Enterprises............................................    04-1270730
EE-AEM Company, Inc............................................    04-3298751
AMR Data Corporation...........................................    04-3359641
Boston Gas Company.............................................    04-1103580
Boston Gas Services, Inc.......................................    04-3334716
Broken Bridge Corporation......................................    02-0262257
Capital Marine Supply, Inc.....................................    72-0466023
Chotin Transportation, Inc.....................................    72-0385978
Colonial Gas Company...........................................    04-3480443
Eastern Associated Capital Corp................................    04-2869044
Eastern Associated Securities Corp.............................    04-2940344
Eastern Associated Terminals Company...........................    31-0731308
Eastern Energy Systems Corp....................................    04-2853810
Eastern Rivermoor Company, Inc.................................    04-3337818
Eastern Urban Services, Inc....................................    04-2463722
EE Acquisition Company, Inc....................................    04-3477125
EnergyNorth Incorporated.......................................    02-0363755
EnergyNorth Natural Gas, Inc...................................    02-0209312
EnergyNorth Propane, Inc.......................................    02-0351362
EnergyNorth Realty, Inc........................................    02-0337767
EnergyNorth Resources, Inc.....................................    02-0443384
ENI Mechanicals, Inc...........................................    02-0499950
Essex Gas Company..............................................    04-1427020
Federal Barge Lines, Inc.......................................    43-0703479
Granite State Plumbing & Heating...............................    02-0499951
Hartley Marine Corp............................................    31-0993262
LNG Storage, Inc...............................................    04-2502602
Massachusetts LNG, Inc.........................................    04-2496584
Midland Enterprises, Inc.......................................    04-2284434
Minnesota Harbor Services......................................    41-1765625
Mystic Steamship Corporation...................................    04-2316863
Northern Energy Company, Inc...................................    04-3170047
Northern Peabody Inc...........................................    02-0499949
Orgulf Transport Co............................................    31-0707851
Orsouth Transport Co...........................................    31-1412779
PCC Land Company, Inc..........................................    74-1476065
Philadelphia Coke Company, Inc.................................    04-2552742
Port Allen Marine Service, Inc.................................    72-0574654
Red Circle Transport Co........................................    31-0707852
River Fleets, Inc..............................................    43-0814514
ServicEdge Partners, Inc.......................................    04-3300700
The Ohio River Company.........................................    31-0397330
The Ohio River Company Traffic Division, Inc...................    31-0569671
The Ohio River Terminals Company...............................    31-6027450

Transgas, Inc..................................................    04-2656895
Water Products Group Incorporated..............................    04-3129411
Western Associated Energy Corp.................................    04-2652968
West Virginia Terminals Co.....................................    55-0725507